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                                  EXHIBIT 21.0

                         SUBSIDIARIES OF THE REGISTRANT

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                                                                   STATE OR JURISDICTION OF
                      NAME OF SUBSIDIARY                                 INCORPORATION
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
AGCO Corporation                                                Delaware
AGCO AB                                                         Germany
AGCO Acceptance Corporation                                     Delaware
AGCO Argentina SA                                               Sweden
AGCO Australia, Ltd.                                            Argentina
AGCO Canada, Ltd.                                               Canada
AGCO Danmark AS                                                 Denmark
AGCO de Mexico SA de CV                                         Mexico
AGCO do Brazil                                                  Brazil
AGCO Export Corp.                                               Barbados
AGCO Farm Finance Corp.                                         Delaware
AGCO France SA                                                  France
AGCO GmbH & Co.                                                 Germany
AGCO Holding BV                                                 Netherlands
AGCO Iberia SA                                                  Spain
AGCO International, Ltd.                                        United Kingdom
AGCO Ltd.                                                       United Kingdom
AGCO Manufacturing Ltd.                                         United Kingdom
AGCO Pension Trust Ltd.                                         United Kingdom
AGCO Romania SRL                                                Romania
AGCO SA                                                         United Kingdom
AGCO Services, Ltd.                                             United Kingdom
AGCO Vertriebs GmbH                                             Germany
AGCO Verwaltungs GmbH                                           Germany
Agricredit Acceptance Canada, Ltd.                              Canada
Araus SA                                                        Argentina
Blue Corp.                                                      Delaware
Dania Finans A/S                                                Denmark
Deutz SA                                                        Argentina
Dronningborg Industries AS                                      Denmark
Eikmaskin AS                                                    Norway
Fendt GmbH                                                      Germany
Fendt Italiana GmbH                                             Italy
Gleaner-Allis Company, Ltd.                                     Delaware
Hesston Ventures Corp.                                          Kansas
Indamo SA                                                       Argentina
Kemptener Maschinenfabrik GmbH                                  Germany
Manufacturers Leasing Corp.                                     Delaware
Massey Ferguson Corp.                                           Delaware
Massey Ferguson de Mexico, SA de CV                             Mexico
Massey Ferguson Europa BV                                       Netherlands
Massey Ferguson Executive Pension Trust Ltd.                    United Kingdom
Massey Ferguson SPA                                             Italy
Massey Ferguson Staff Pension Trust Ltd.                        United Kingdom
Massey Ferguson Works Pension Trust Ltd.                        United Kingdom
Terramec SA                                                     Argentina
The Hesston Company, Ltd.                                       Delaware
Wohungsbau GmbH                                                 Germany
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